Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com
FOUNDRY NETWORKS™ REPORTS SECOND QUARTER
FINANCIAL RESULTS
~ Company Achieves 14% Sequential Revenue Growth ~
          San Jose, CA – July 21, 2005 — Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its second quarter ended June 30, 2005.
          Revenue for the second quarter of 2005 was $96.6 million, compared to $84.6 million for the first quarter of 2005, and $97.8 million for the second quarter of 2004. Foundry earned net income of $9.6 million, or $0.07 per diluted share, in the second quarter of 2005, compared to net income of $9.9 million, or $0.07 per diluted share, in the first quarter of 2005, and net income of $15.0 million, or $0.11 per diluted share, in the second quarter of 2004.
          Revenue for the first six months of 2005 was $181.2 million, compared to $201.8 million for the first six months of 2004. Net income for the first six months of 2005 was $19.5 million, or $0.14 per diluted share, compared to net income of $34.9 million, or $0.24 per diluted share, for the same period in 2004.
          In the second quarter, the Company’s enterprise business delivered strong performance and improved significantly from the prior quarter in both the U.S. and Europe. Revenue from the U.S. Federal Government remained flat in absolute dollars, but declined as a percentage of total revenues to 15% in the second quarter.
          “We are pleased with the sharp rebound achieved in our enterprise business during the second quarter of 2005,” said Bobby Johnson, President and CEO of Foundry Networks. “Our products and technology continue to receive validation in the marketplace. The BigIron ® RX platform, which we announced in the second quarter, won “Best of Show” in the LAN Infrastructure category at both the N+I tradeshow in Las Vegas and Tokyo. In addition, the RX platform also won “Best of Interop Grand Prize” at the Las Vegas tradeshow. The initial response to these new products, as well as our new MPLS routers and Layer 4-7 products, has been very positive.
          “Indicative of our success in the second quarter was strong growth in overall port shipments. In the second quarter of 2005, we shipped record levels of 10-Gig Ethernet, Layer 4-7, and Power-over-Ethernet ports. Moreover, on a sequential basis, our port shipments of 10-Gig Ethernet grew 54%, Gig Ethernet-over-Copper grew 72%, and Power-over-Ethernet grew over 220%, all achieving record highs.
Outlook
          “Although we are pleased with the improvement in many segments of our business, we continue to experience limited visibility in the U.S. Federal Government vertical market, historically an important segment of our business. Given our strong second quarter performance and based on the level of business activity thus far in the current period, we are increasingly optimistic about the second half of 2005. We believe our investments in the R&D and sales organizations have strengthened Foundry’s competitive position and should enable us to capitalize on the market opportunities ahead,” concluded Johnson.
Conference Call
Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 — 7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s

8,500 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson regarding positive customer reaction to new product introductions, the extent and sustainability of our improved results and our strengthened competitive position, and our ability to capitalize on future market opportunities. The forward-looking statements in this press release are subject to a number of risks and uncertainties which could cause actual results to differ materially, including, without limitation, our dependence on large purchases of products from certain customers/resellers, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of Foundry’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenue:
Product	$80,748	$83,489	$149,180	$172,789
Service	15,840	14,338	32,044	29,054

Total net revenue	96,588	97,827	181,224	201,843

Cost of revenue:
Product	34,462	30,442	63,084	62,436
Service	3,335	3,566	6,648	6,692

Total cost of revenue	37,797	34,008	69,732	69,128

Gross profit	58,791	63,819	111,492	132,715

Operating expenses:
Research and development	14,241	10,003	26,668	20,015
Sales and marketing	28,338	25,094	52,920	48,262
General and administrative	5,321	6,268	10,484	11,693

Total operating expenses	47,900	41,365	90,072	79,970

Income from operations	10,891	22,454	21,420	52,745

Interest and other income, net	3,797	1,720	7,670	3,527

Income before provision for income taxes	14,688	24,174	29,090	56,272

Provision for income taxes	5,135	9,186	9,600	21,383

Net income	$9,553	$14,988	$19,490	$34,889

Basic net income per share	$0.07	$0.11	$0.14	$0.26

Weighted average shares used in computing basic net income per share	138,627	135,183	138,269	133,964

Diluted net income per share	$0.07	$0.11	$0.14	$0.24

Weighted average shares used in computing diluted net income per share	141,109	141,475	141,511	142,624

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$684,166	$617,441
Accounts receivable, net	59,180	91,502
Inventories	37,091	38,743
Deferred tax assets	42,225	42,278
Prepaid expenses and other current assets	6,156	6,865
Property and equipment, net	8,036	8,852
Other long-term assets	5,347	5,511

	$842,201	$811,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,245	$18,238
Accrued payroll and related expenses	18,261	21,682
Income taxes payable	7,742	—
Other accrued expenses	8,807	8,700
Deferred support revenue	33,484	38,621

Total current liabilities	86,539	87,241

Deferred support revenue	18,036	17,613

Stockholders’ equity	737,626	706,338

	$842,201	$811,192

(1)	Includes $170.9 million of long-term marketable securities at June 30, 2005 and $174.0 million at December 31, 2004.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2004.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,490	$34,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,482	3,490
Reduction of provision for doubtful accounts	454	—
Inventory provisions	9,067	8,723
Tax benefit from stock option exercises	1,241	19,860
Changes in operating assets and liabilities:
Accounts receivable	31,868	1,882
Inventories	(7,415)	(19,099)
Prepaid expenses and deferred tax and other assets	326	(512)
Accounts payable	7	9,386
Accrued payroll and related expenses	(3,421)	(523)
Other accrued expenses	7,849	2,315
Deferred support revenue	(4,714)	6,111

Net cash provided by operating activities	59,234	66,522

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	89,978	(98,180)
Purchases of property and equipment, net	(3,066)	(5,949)

Net cash provided by (used in) investing activities	86,912	(104,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note receivable	—	480
Issuances of common stock under employee stock plans	10,159	27,169

Net cash provided by financing activities	10,159	27,649

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	156,305	(9,958)
Effect of exchange rate changes on cash	398	(146)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	112,274	161,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$268,977	$151,614

SUPPLEMENTAL CASH FLOW INFORMATION;
Cash paid for income taxes, net of refunds received	$(202)	$(4,143)